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                                                                   EXHIBIT 10.21


                                                  September 10, 2003
Jason Halpern
Counsel
Tel: 212.640.5805
Fax: 212.640.0361
American Express Travel Related Services Company, Inc.
200 Vesey Street, 49th Floor
New York, NY 10285-4901

RE:   FINANCING AGREEMENT - ASSIGNMENT OF CREDIT CARD RECEIVABLES

Dear Sir/Madam:

MORTON'S RESTAURANT GROUP, INC. (the "Company") has recently entered into a new financing facility (the "Loan and Security Agreement") with WELLS FARGO FOOTHILL, INC. ("Foothill" or the "Lender") and has issued and may, from time to time, issue additional notes under an indenture (the "Indenture" and, together with the Loan and Security Agreement, the "Debt Documents") with The Bank of New York, as collateral agent (in such capacity, the "Collateral Agent") and trustee (in such capacity, the "Trustee") for the holders of notes thereunder (the "Noteholders" and, together with the Lender, the Collateral Agent and the Trustee, the "Secured Parties"). In accordance with the terms of the Debt Documents, the Company granted to the Secured Parties a security interest in Company's inventory, accounts and substantially all of Company's tangible and intangible personal property, including, without limitation, all rights of the Company to receive payments in respect of proceeds of American Express card sales in the Company's stores pursuant to that certain American Express(R) Card Acceptance Agreement between American Express Travel Related Services Company, Inc. ("American Express") and the Company ("Agreement").

Pursuant to the Debt Documents, the Company is obligated to arrange for the proceeds of American Express card sales in the Company's stores to be routed by American Express to the cash concentration account under the control of Foothill, as agent (in such capacity, "Agent") for the benefit of itself and the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders. Accordingly, by this letter the Company instructs American Express to immediately continue routing all proceeds of American Express card sales in the Company's stores (under the Agreement) to the Company account ("Account") set forth below.

            Account No:       5590039615
            ABA Routing No.:  071000505
            Bank Name:        LaSalle Bank National Association
            Contact:          Hollis Griffin
                              (312) 904-6301

All payments under the Agreement should continue to be made to the Account and to no other account unless and until you receive written notification from an officer of Agent. Such notification will only be valid if made in writing and sent, via first-class mail or overnight delivery, to American Express at the following address:

                              Jason Halpern
                              Counsel
                              American Express Travel Related Services Company, Inc.
                              200 Vesey Street, 49th Floor
                              New York, NY 10285-4901

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The Company acknowledges that American Express retains all of its rights under the Agreement, including, but not limited to, American Express' rights to full recourse thereunder. Furthermore, the Company acknowledges and agrees that American Express is not required to alter its regular course of business with respect to acceptance of payment instructions from merchants and that American Express will have no liability if it acts in accordance with payment instructions received from an employee or agent of the Company acting with apparent authority.

The Company will indemnify and hold harmless American Express from any and all liabilities, claims, demands, actions or judgments, including but not limited to attorneys' fees, arising out of or resulting from the acts or omissions of the Company, its employees, officers or agents in connection with this letter agreement.

The Company appreciates American Express' anticipated cooperation and assistance in effectuating this request. Should you have any questions concerning this matter, please do not hesitate to contact us at your convenience, or feel free to contact the Company directly (c/o Thomas Baldwin)

The terms of this letter cannot be changed, modified, or terminated, except by written agreement signed by Agent, Company and American Express; provided, that
(i) upon written notice by Agent to American Express of its assignment of all of its rights and obligations hereunder to the Collateral Agent, the Collateral Agent shall be deemed to be Agent from the date of American Express's receipt of such notice, and (ii) this letter shall automatically terminate upon the termination of the Agreement; provided, that the Agreement shall not be terminated by the Company without the prior written consent of the Agent.

                                         Very truly yours,

                                         MORTON'S RESTAURANT GROUP, INC.

                                         By:     /s/ Thomas J. Baldwin
                                            ------------------------------------

                                         Name:       Thomas J. Baldwin
                                              ----------------------------------

                                         Title:      EVP & CFO
                                               ---------------------------------

                                         Date:       8/23/03
                                              ----------------------------------


ACCEPTED AND AGREED:

WELLS FARGO FOOTHILL, INC. (AS AGENT)

By     /s/ Sandy Martinez
  ---------------------------------------

Name     Sandy Martinez
    -------------------------------------

Title  Vice President
     ------------------------------------

Date             8/25/03
    -------------------------------------